Exhibit 4.3

$200,000,000

CONSOLIDATED COMMUNICATIONS FINANCE II CO.

6.50% SENIOR NOTES DUE 2022

JOINDER TO REGISTRATION RIGHTS AGREEMENT

October 16, 2014

Morgan Stanley & Co. LLC

As Representative of the Initial Purchasers

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of September 18, 2014, among Consolidated Communications Finance II Co. (the “Issuer”) and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers. Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned Consolidated Communications, Inc. (the “Company”), hereby agrees to accede to the terms of, and assume all of the obligations of the Issuer set forth in, the Registration Rights Agreement, as though the Company had entered into the Registration Rights Agreement on the Closing Date and been named as the “Issuer” therein. The Company agrees that such obligations include, without limitation, (a) all of the obligations of the Issuer to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Issuer’s indemnification and other obligations contained in Section 6 of the Registration Rights Agreement. The Company acknowledges and agrees that all references to the Issuer in the Registration Rights Agreement shall include the Company and that the Company shall be bound by all provisions of the Registration Rights Agreement containing such references.

The undersigned Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the undersigned Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Guarantors” therein. The undersigned Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Guarantors’ indemnification and other obligations contained in Section 6 of the Registration Rights Agreement. Each of the undersigned Guarantors acknowledges and agrees that all references to the Guarantors in the Registration Rights Agreement shall include the undersigned Guarantors and that the undersigned Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed in any number of counterparts (including by electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

Consolidated Communications, Inc.
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer
Consolidated Communications Holdings, Inc., as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications Enterprise services, inc., as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications services company, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications of fort bend company, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Form of Joinder to Registration Rights Agreement]

Consolidated Communications of texas company, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Consolidated Communications of PENNSYLVANIA company, llc, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Surewest communications, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Surewest telephone, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Form of Joinder to Registration Rights Agreement]

Surewest long distance, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Surewest televideo, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Surewest fiber ventures, llc, as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

Surewest kansas, inc., as a Guarantor
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Form of Joinder to Registration Rights Agreement]